                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              ---------------------------------------------------



        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-41649) and related Prospectus of Aviron for the registration of 2,314,286 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1998, with respect to the financial statements of Aviron included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



Palo Alto, California

April 2, 1998